UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2006

Centrue Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-15025	36-3846489
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

303 Fountains Parkway, Fairview Heights, Illinois		62208
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	618-624-1323

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Effective April 28, 2006, the Board of Directors of Centrue Financial Corporation (the "Company") approved amendments to certain stock option agreements between the Company and Wesley E. Walker, a former member of the Company’s Board of Directors. The agreements were amended to change the expiration date and allow Mr. Walker to exercise his previously awarded stock options any time prior to December 31, 2006. The amendments were made in connection with Mr. Walker's retirement as a member of the Board of Directors of the Company on April 28, 2006. Also, the Company awarded Mr. Walker a $2,000 travel voucher in recognition of his years of service to the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 1, 2006, John A. Betts, the Company’s Corporate Controller and interim principal accounting and financial officer, gave notice to the Company of his intention to resign his positions at the Company, effective May 12, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Centrue Financial Corporation

May 2, 2006	By:	Thomas A. Daiber

Name: Thomas A. Daiber
Title: Chief Executive Officer